As filed with the Securities and Exchange Commission on November 24, 2010
Registration Statement No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Bridgeline Digital, Inc.
(Exact name of registrant as specified in its charter)

Delaware	52-2263942
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

10 Sixth Road
Woburn, MA 01801
(Address of principal executive offices)
—————————
Bridgeline Digital, Inc. Amended and Restated Stock Incentive Plan
Lead Dog Digital, Inc. 2001 Stock Option Plan
(Full title of the plans)
—————————
Thomas L. Massie
President and Chief Executive Officer
10 Sixth Road
Woburn, MA 01801
(781) 376-5555
(Name, address, and telephone number of agent for service)

Copies of all communications to:
Joseph C. Marrow, Esq.
Morse, Barnes-Brown & Pendleton, P.C.
1601 Trapelo Road
Waltham, Massachusetts 02451
(781) 622-5930

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐ Non-accelerated filer ☐ (do not check if a smaller reporting company)	Accelerated filer ☐ Smaller Reporting Company ☑

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CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common stock, $0.001 par value	60,381 shares (2)	$1.23 (3)	$74,269	$6
Common stock, $0.001 par value	2,333,620 shares (4)	$1.01 (5)	$2,356,956	$168
Common stock, $0.001 par value	7,419 shares (6)	$0.76 (7)	$5,638	$1
Totals	2,401,420 shares		$2,436,863	$175

———————

(1)
Plus such indeterminate number of shares of Common Stock of the Registrant as may be issued to prevent dilution resulting from stock dividends, stock splits or similar transactions in accordance with Rule 416 under the Securities Act of 1933.

(2)	Represents shares of common stock issuable upon exercise of stock options available for grant pursuant to the Bridgeline Digital, Inc. Amended and Restated Stock Incentive Plan.
(3)
Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(h)(1) under the Securities Act of 1933, using the average of the high and low price as reported on the Nasdaq Capital Market on November 19, 2010.

(4)	Represents shares of common stock issuable upon exercise of stock options granted pursuant to the Bridgeline Digital, Inc. Amended and Restated Stock Incentive Plan.
(5)
Calculated pursuant to Rule 457(h)(1) under the Securities Act of 1933 based on the weighted average exercise price per share of the options outstanding under the Bridgeline Digital, Inc. Amended and Restated Stock Incentive Plan.

(6)	Represents shares of common stock issuable upon exercise of stock options granted pursuant to the Lead Dog Digital, Inc. 2001 Stock Option Plan.
(7)
Calculated pursuant to Rule 457(h)(1) under the Securities Act of 1933 based on the weighted average exercise price per share of the options outstanding under the Lead Dog Digital, Inc. 2001 Stock Option Plan.

PART I

The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participating employees and directors as specified by Rule 428(b)(1) promulgated under the Securities Act of 1933, as amended (the “Securities Act”).  These documents and the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

The following documents which we filed with the U.S. Securities and Exchange Commission (the “Commission”) pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) are incorporated by reference into this registration statement as of their respective dates:

•	Our Annual Report on Form 10-K for the fiscal year ended September 30, 2009
•	Our Quarterly Reports on Form 10-Q for the quarters ended December 31, 2009, March 31, 2010 and June 30, 2010;
•	Our Current Reports on Form 8-K filed on February 1, 2010, March 24, 2010, April 5, 2010, April 22, 2010, July 15, 2010 (as amended on September 23, 2010), July 27, 2010 and November 4, 2010;
•	The “Description of Securities” contained in our Registration Statement on Form 8-A filed June 28, 2007 together with all amendments and reports filed for the purpose of updating that description.

All documents we file pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than Current Reports on Form 8-K furnished pursuant to Item 2.02, Item 7.01 or Item 8.01 of Form 8-K, including any exhibits included with such information, unless otherwise indicated therein) after the date of this Registration Statement, but prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference and to be part hereof from the date of filing of such documents.  Any statement contained herein or in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained in any other subsequently filed document which is or is deemed to be incorporated by reference herein modifies or superseded such statement.  Any such statement so modified or superseded shall not be deemed to constitute a part of this registration statement, except as so modified or superseded.

ITEM 4.  DESCRIPTION OF SECURITIES.

Not Applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

The validity of the securities registered hereby is being passed upon for Bridgeline Digital, Inc. by Morse, Barnes-Brown & Pendleton, P.C., of Waltham, Massachusetts.  Joseph C. Marrow, a member of the firm, is the Secretary of Bridgeline Digital, Inc.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 145 of the Delaware General Corporation Law authorizes a Delaware corporation to indemnify its present and former directors and officer under certain conditions.

Section 102(b)(7) of the Delaware General Corporation Law authorizes a Delaware corporation to adopt a charter provision eliminating or limiting the personal liability of directors to the corporation or its stockholders for breach of fiduciary duty as directors, provided that the provision may not eliminate or limit the liability of directors for:

o	any breach of the director’s duty of loyalty to the corporation or its stockholders;
o	any acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;
o	any payment of a dividend or approval of a stock purchase that is illegal under Section 174 of the Delaware General Corporation Law; or
o	any transaction from which the director derived an improper personal benefit.

Article 5.3 of our Amended and Restated Certificate of Incorporation provides that we shall, to the full extent permitted by Section 145 of the Delaware General Corporation Law, indemnify all persons whom we may indemnify pursuant thereto.  Article 5.4 of our Amended and Restated Certificate of Incorporation also provides that no director shall be personally liable to us or our stockholders for monetary damages  for breaches of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to us or our stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Section 174 of the Delaware General Corporation Law; or (iv) for any transaction from which the director derived an improper personal benefit.

Article Five of our Amended and Restated By-Laws provides that we shall indemnify and advance expenses to our directors, officers, employees or agents to the full extent permitted by Section 145 of the Delaware General Corporation Law.

The forgoing is only a general summary of certain aspects of Delaware law and our organizational documents dealing with indemnification of directors and officers and does not purport to be complete. It is qualified in its entirety by reference to the applicable provisions of the Delaware General Corporation Law and of our Amended and Restated Certificate of Incorporation and Amended and Restated By-laws.

In addition, the Company’s directors and officers are covered by insurance indemnifying them against certain liabilities which might be incurred by them in their capacities as such, including certain liabilities under the Securities Act.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

Not Applicable.

ITEM 8.  EXHIBITS.

The exhibits filed as part of this Registration Statement are as follows:

Exhibit Number	Description
4.1	Amended and Restated Certificate of Incorporation of Bridgeline Digital, Inc. (incorporated by reference to Exhibit 3.1 to Registration Statement on Form SB-2, File No. 333-139298).
4.2
Certificate of Amendment to Certificate of Incorporation of Bridgeline Digital, Inc., dated March 19, 2010 (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed with the Commission on March 24, 2010).

4.3	Amended and Restated By-Laws of Bridgeline Digital, Inc. (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed with the Commission on October 30, 2007).
4.4	Amended and Restated Stock Incentive Plan (incorporated by reference to Appendix B of the Company’s Proxy Statement filed with the Commission on February 25, 2008).
4.5	Lead Dog Digital, Inc. 2001 Stock Option Plan (incorporated by reference to Exhibit 10.34 to our Registration Statement on Form S-B2, File No. 333-139298).
5.1*	Legal Opinion of Morse, Barnes-Brown & Pendleton, P.C.
23.1*	Consent of UHY LLP
23.2	Consent of Morse, Barnes-Brown & Pendleton, P.C. (included in Exhibit 5.1)
24.1	Power of Attorney (included on the signature page)

* Filed herewith.

ITEM 9. UNDERTAKINGS

(a)   The undersigned registrant hereby undertakes to:

(1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that Paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to section 13(a) or  section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Woburn, Massachusetts, on this 24th day of November, 2010.

Bridgeline Digital, Inc.

By:	/s/ Thomas L. Massie
Thomas L. Massie
President and Chief Executive Officer (Principal Executive Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Thomas L. Massie and Ronald M. Levenson, and each of them acting individually, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments filed pursuant to Rule 462, or otherwise) of and supplements to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto each such attorney-in-fact and agent, or his substitutes, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, to all intents and purposes and as fully as he might or could do in person, hereby ratifying and confirming all that each such attorney-in-fact and agent, or his substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated as of November 24, 2010.

Signature	Date	Title
/s/ Thomas L Massie Thomas L. Massie	November 24, 2010	Chief Executive Officer and Director (Principal Executive Officer)
/s/ Ronald M. Levenson Ronald M. Levenson	November 24, 2010	Chief Financial Officer (Principal Financial and Accounting Officer)
/s/ John Cavalier John Cavalier	November 24, 2010	Director
/s/ William Coldrick William Coldrick	November 24, 2010	Director
/s/ Kenneth Galaznik Kenneth Galaznik	November 24, 2010	Director
/s/ Robert Hegarty Robert Hegarty	November 24, 2010	Director
/s/ Scott Landers Scott Landers	November 24, 2010	Director

INDEX TO EXHIBITS

Exhibit Number	Description
4.1	Amended and Restated Certificate of Incorporation of Bridgeline Digital, Inc. (incorporated by reference to Exhibit 3.1 to Registration Statement on Form SB-2, File No. 333-139298).
4.2
Certificate of Amendment to Certificate of Incorporation of Bridgeline Digital, Inc., dated March 19, 2010 (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed with the Commission on March 24, 2010).

4.3	Amended and Restated By-Laws of Bridgeline Digital, Inc. (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed with the Commission on October 30, 2007).
4.4	Amended and Restated Stock Incentive Plan (incorporated by reference to Appendix B of the Company’s Proxy Statement filed with the Commission on February 25, 2008).
4.5	Lead Dog Digital, Inc. 2001 Stock Option Plan (incorporated by reference to Exhibit 10.34 to our Registration Statement on Form S-B2, File No. 333-139298).
5.1*	Legal Opinion of Morse, Barnes-Brown & Pendleton, P.C.
23.1*	Consent of UHY LLP
23.2	Consent of Morse, Barnes-Brown & Pendleton, P.C. (included in Exhibit 5.1)
24.1	Power of Attorney (included on the signature page)

* Filed herewith.